UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2009

U-Store-It Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement.

On December 8, 2009, we and our Operating Partnership, U-Store-It, L.P., entered into an Amended and Restated Credit Agreement for a three-year, $450 million secured credit facility with our joint lead arrangers, Wells Fargo Securities, LLC and Banc of America Securities LLC (the “Credit Facility”).  The Credit Facility replaces our existing $450 million unsecured credit facility dated November 21, 2006 (the “Existing Facility”).

The Credit Facility consists of a $200 million secured term loan and a $250 million secured revolving credit facility.  The Company used the initial proceeds from the Credit Facility to repay outstanding balances under and replaced the $450 million Existing Facility.  At closing, the $200 million term loan was outstanding and there were no outstanding draws on the revolver.

Pricing on the Credit Facility ranges, depending on our leverage levels, from 3.25% to 4.00% over LIBOR, with a LIBOR floor of 1.5%. Principal amounts borrowed under term loans that we repay may not be re-borrowed.

We, along with our subsidiaries, USI II, LLC and YSI XXIX, L.P., serve as the guarantors for any funds borrowed under the Credit Facility.

The Credit Facility contains customary affirmative and negative covenants and also contains financial covenants that, among other things, require the Company to comply with certain liquidity and net worth tests.  The loans may be accelerated at the option of the lender upon the occurrence of an event of default under the terms of the facility including, without limitation, the failure to pay amounts due or filing of bankruptcy proceedings.

The amount available to the Company and the Company’s ability to borrow from time to time under the Credit Facility is subject to certain conditions and the satisfaction of specified financial covenants, which include limiting distributions to the Company’s shareholders.

The foregoing description of the Credit Facility is qualified in its entirety by the full terms and conditions of the Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                                            Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant.

As discussed in Item 1.01 above, effective December 8, 2009, we and our Operating Partnership, U-Store-It, L.P., entered into an Amended and Restated Credit Agreement for a three-year, $450 million secured credit facility with our joint lead arrangers, Wells Fargo Securities, LLC and Banc of America Securities LLC.  The information reported in Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement dated as of December 8, 2009 by and among U-Store-It, L.P., U-Store-It Trust, Wells Fargo Securities, LLC and Banc of America Securities LLC, as joint lead arrangers

99.1	Press Release dated December 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: December 8, 2009
	By:	/s/ Timothy M. Martin
	Name:	Timothy M. Martin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement dated as of December 8, 2009 by and among U-Store-It, L.P., as Borrower, U-Store-It Trust, Wells Fargo Securities, LLC and Banc of America Securities LLC, as joint lead arrangers

99.1	Press Release dated December 8, 2009